Exhibit 10.1

ALLONGE TO CONVERTIBLE PROMISSORY NOTES

Allonge (this “Allonge”) to those certain Convertible Promissory Notes (the “Convertible Notes”) referenced hereto in Exhibit 1 and made a part hereof, in each case from Bionik Laboratories Corp. (“Borrower”), to the Holders described therein (the “Holders”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to those terms in the Convertible Notes.

WHEREAS, from September 2018 through January 22, 2019, the Borrower borrowed from the Holders an aggregate principal amount of $4.65 million evidenced by the Convertible Notes; and

WHEREAS, the Convertible Notes provide, in part, that the outstanding principal and accrued and unpaid interest thereon shall automatically convert into Common Stock at a price per share equal to a 20% discount to the offering price of the Common Stock in a Qualified Financing; and

WHEREAS, it was the intention of the Borrower and the Holders that the securities to be issued to the Holders upon the consummation of a Qualified Financing be the same securities as issued in the Qualified Financing and not specifically limited to Common Stock; and

WHEREAS, the Convertible Notes do not reflect the aforementioned intention and the Borrower and the Holders executing and delivering this Allonge wish to amend the Convertible Notes to reflect that the securities issued to the Holders upon conversion of the Convertible Notes upon the consummation of a Qualified Financing be the same securities as issued in the Qualified Financing; and

WHEREAS, Section 6.6 of the Convertible Notes provides, in part, that the Convertible Notes may be amended with the written consent of the Company and the holders of a majority in original aggregate principal amount of the Note and the Related Notes, and that any such amendment shall be binding on all holders of the Convertible Notes, even if they do not execute such consent, amendment or waiver.

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and the undersigned Holders, which represent a majority in original aggregate principal amount of the Convertible Promissory Notes, agree that each of the Convertible Promissory Notes shall be amended and revised as follows:

1.       The defined term “Conversion Shares” found in Section 1.1 of the Convertible Notes is hereby amended and replaced to read as follows:

“Conversion Shares” means the New Round Stock or Common Stock, as the case may be, issued or issuable to the Holder pursuant to Article 3.

2.       Section 1.1 of the Convertible Notes is hereby amended to include a new defined term immediately prior to the defined term “Note”, as follows:

“New Round Stock” means, in the event of a Qualified Financing, the security(ies) (or units of securities if more than one security are sold as a unit), without duplication, issued by the Company in the Qualified Financing.

3.       Section 3.1(a) of each of the Convertible Promissory Notes is hereby amended and replaced to read as follows:

(a)       Conversion upon Maturity Date. On the Maturity Date without any action on the part of the Holder, the outstanding principal and accrued and unpaid interest under the Notes will be converted into (A) New Round Stock based upon a twenty percent (20%) discount to the price per share or unit of the New Round Stock in the Qualified Financing in the event of a Maturity Date referred to in clause (b) of the definition thereof and provided that such Qualified Financing is consummated on or prior to March 27, 2019 or (B) shares of Common Stock based upon, in all other cases, a twenty percent (20%) discount to the lesser of (y) the VWAP average of the last 30 calendar days ending on the closing of the Offering (or, in the event of multiple closings, the VWAP average of the last 30 calendar days ending on each closing of the Offering), or (z) the VWAP average of the last 30 calendar days ending on the Maturity Date in the event of a Maturity Date referred to in clause (a) of the definition thereof (the “Conversion Price”).

This Allonge is intended to be attached to and made a permanent part of the Convertible Promissory Notes.

[Remainder of Page Intentionally left Blank; Signature Page in Counterparts Follows]

Dated as of the ____ day of February, 2019.

Borrower:	BIONIK LABORATORIES CORP.

By:
Name:
Title:

Agreed to and consented to pursuant to Section 6.6 of the Convertible Promissory Notes:

Holder:

By:
Name:
Title:

Aggregate Principal Amount of Convertible Promissory Notes